Exhibit 23.1

To the Board of Directors and Management of
Stranex, Inc.
24300 Chagrin Blvd., Suite 210
Cleveland, Ohio 44122

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10-SB Registration Statement, of our independent auditor’s report and financial statements of Stranex, Inc. as of December 31, 2003 and for the period beginning October 27, 2003 (inception) to December 31, 2003, which appears in such Form 10-SB.

/s/ Mitch S. Seifert, CPA
Berger Apple & Assoc., LTD
25550 Chagrin Blvd., Ste. 101
Beachwood, Ohio 44122
April 29, 2004